Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Organization

BCCI Management Company	Ohio

Beneficial Lending Solutions of Utah	Ohio

Buckeye Check Cashing, Inc.	Ohio

Buckeye Check Cashing of Arizona, Inc.	Ohio

Buckeye Check Cashing of California, LLC	Delaware

Buckeye Check Cashing of Florida, Inc.	Ohio

Buckeye Check Cashing of Kentucky, Inc.	Ohio

Buckeye Check Cashing of Michigan, Inc.	Delaware

Buckeye Check Cashing of Virginia, Inc.	Ohio

Buckeye Check Cashing of Tennessee LLC	Delaware

Buckeye Check Cashing of Texas, LLC	Delaware

Buckeye Credit Solutions, LLC	Delaware

Buckeye Lending Solutions, LLC	Delaware

Buckeye Lending Solutions of Tennessee LLC	Delaware

Buckeye Small Loans, LLC	Delaware

Buckeye Title Loans of California, LLC	Delaware

Buckeye Title Loans of Virginia, LLC	Delaware

CCCS Corporate Holdings, Inc.	Delaware

CCCS Holdings, LLC	Delaware

CCCIS, Inc.	California

CCFI Funding LLC	Ohio

CCFI Funding II, LLC	Ohio

CCFI PM Acquisitions	Ohio

California Check Cashing Stores, LLC	Delaware

Cash Central of California, LLC	California

Cash Central of South Carolina LLC	Delaware

Checksmart Financial Company	Delaware

Checksmart Financial Holdings Corp.	Delaware

Checksmart Financial, LLC [ name changed to CCFI, LLC effective January 1, 2018 ]	Delaware

Checksmart Money Order Services, Inc.	Delaware

Direct Financial Solutions, LLC	Delaware

QC Financial Services of California, Inc.	California

First Virginia Financial Services, LLC	Delaware

Hoosier Check Cashing of Ohio, Ltd	Ohio

Lenders Account Services LLC	Delaware

Insight Capital, LLC	Alabama

Reliant Software, Inc.	Utah

CCCS On-Line, LLC	Ohio

CCF of Alaska, LLC	Ohio

CCF of Delaware, LLC	Ohio

CCF of Hawaii, LLC	Ohio

CCF of Idaho, LLC	Ohio

CCF of Illinois, LLC	Ohio

CCF of Kansas, LLC	Ohio

CCF of Louisiana, LLC	Ohio

CCF of Minnesota, LLC	Ohio

CCF of Mississippi, LLC	Ohio

CCF of Missouri, LLC	Ohio

CCF of Nevada, LLC	Ohio

CCF of New Mexico, LLC	Ohio

CCF of North Dakota, LLC	Ohio

CCF of Oklahoma, LLC	Ohio

CCF of South Carolina, LLC	Ohio

CCF of Washington, LLC	Ohio

CCF of Wisconsin, LLC	Ohio

CCF of Wyoming, LLC	Ohio

CCF Holdings, LLC	Delaware

CCF Intermediate Holdings, LLC	Delaware

CCF OpCO, LLC	Delaware

Community Choice Financial Holdings, LLC	Delaware

Community Choice Financial Issuer, LLC	Delaware